   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________
                            PSS WORLD MEDICAL, INC.
            (Exact name of registrant as specified in its charter)


           FLORIDA                                      59-3500595
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

            4345 SOUTHPOINT BOULEVARD, JACKSONVILLE, FLORIDA  32216
                                 (904) 332-3000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                                PATRICK C. KELLY
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            PSS WORLD MEDICAL, INC.
                           4345 SOUTHPOINT BOULEVARD
                          JACKSONVILLE, FLORIDA  32216
                                 (904) 332-3000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                            J. VAUGHAN CURTIS, ESQ.
                            KIMBERLY A. KNIGHT, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   ______

                                       CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                               PROPOSED MAXIMUM                PROPOSED
     TITLE OF SHARES        AMOUNT TO BE      AGGREGATE OFFERING           MAXIMUM AGGREGATE        AMOUNT OF
    TO BE REGISTERED         REGISTERED       PRICE PER SHARE(1)           OFFERING PRICE(1)    REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
   value per share         787,500 shares             $16.625                  $13,092,188         $3,862.20
=======================================================================================================================

(1) Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on September 17, 1998, as reported on the Nasdaq National Market System.

                            ________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                 787,500 SHARES

                            PSS WORLD MEDICAL, INC.

                                  COMMON STOCK

     This prospectus relates to the resale of up to 787,500 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of PSS World Medical, Inc., a Florida corporation ("PSS" or the "Company") by a certain holder of warrants (the "Warrantholder") to purchase Common Stock of the company (the "Warrants"). This Prospectus does not relate to the issuance of the Shares upon exercise of the Warrants but relates to the resale of such Shares by the holders of the Shares (the "Selling Shareholder"). None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company.

     On December 2, 1997, the Warrantholder acquired warrants to purchase shares of common stock of Gulf South Medical Supply, Inc. ("Gulf South"). The warrants had been issued in connection with the acquisition by Gulf South of all of the outstanding capital stock and capital of Gateway Healthcare Corporation. On March 26, 1998, the Company and Gulf South consummated a merger pursuant to the Agreement and Plan of Merger dated December 14, 1997, by and among the Company, PSS Merger Corp., and Gulf South. Under the terms of the merger, the warrants to purchase Gulf South common stock became warrants to purchase shares of the Company's common stock, par value $.01 per share and the Company assumed each warrant in accordance with the terms of the warrant agreement by which it is evidenced. The number of shares of PSS Common Stock subject to each warrant became equal to the number of shares of Gulf South Common Stock that were subject to such warrant, multiplied by 1.75. The Warrants are immediately exercisable and remain exercisable until January 2, 2001. As of the date of this Prospectus, none of the Warrants has been exercised.

     The shares of Common Stock of the Company are listed on the Nasdaq National Market System ("Nasdaq") under the symbol PSSI. On September 23, 1998 the last sales price for the shares of Common Stock as reported by Nasdaq was $20.50 per share.

     The Selling Shareholder named herein or any transferees or other successors in interest, directly or through dealers or underwriters to be designated, may sell the Common Stock from time to time in a single block to a broker-dealer acting as principal, in one or more transactions on the Nasdaq National Market or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the respective purchase prices and public offering prices, names of such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all of the expenses of this registration, which are estimated at $34,000. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Shareholder and any broker-dealer, agents or underwriters that participate with the Selling Shareholder in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Selling Shareholder" and "Plan of Distribution" below.

                       _________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
                ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September 23, 1998

                             AVAILABLE INFORMATION

     Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "PSSI," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-23832) are hereby incorporated by reference into this Prospectus:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended April 3, 1998;

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998; and

(c) The description of Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to the Assistant Secretary of PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216, telephone number (904) 332-3000.


             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act with respect to the Company. All statements other than statements of historical facts included in or incorporated by reference into this Prospectus, including those regarding market trends, the Company's financial position, business strategy, projected costs and plans and objectives of management for future operations, are forward-looking statements. In general, such statement are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will," "should," "may," "expects," "expected," and "anticipates" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors," and elsewhere, including, without limitation, in conjunction with the forward-looking statements included in or incorporated by reference to this Prospectus, and from time to time in the Company's Commission report and other filings. These forward-looking statements represent the judgment of the Company as of the date of this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims, however, any intent or obligation to update its forward-looking statements.

                                  THE COMPANY


     Unless otherwise indicated, all references herein to "PSS" or "the Company" mean PSS and its consolidated subsidiaries.

     PSS is a specialty marketer and distributor of medical products to physicians, alternate-site imaging centers, long-term care providers, and hospitals through 101 service centers to customers in all 50 states and 5 European countries. Since its inception in 1983, the Company has become a leader in all four market segments it serves with a focused, market specific approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers, and a unique culture of performance.

     The Company, through its Physician Sales & Service division, is the leading distributor of medical supplies, equipment and pharmaceuticals to office-based physicians in the United States. Physician Sales & Service currently operates 58 medical supply distribution service centers ("Physician Supply Business") serving over 100,000 physician offices (representing approximately 50% of all physician offices) in all 50 states. The Physician Supply Business' primary market is the approximately 400,000 physicians who practice medicine in approximately 200,000 office sites throughout the United States.

     The Company, through its wholly owned subsidiary Diagnostic Imaging, Inc. ("DI"), is the leading distributor of medical diagnostic imaging supplies, chemicals, equipment, and service to the acute care and alternate-care markets in the United States. DI currently operates 26 imaging distribution service centers ("Imaging Business") serving over 13,000 customer sites in 32 states. The Imaging Business' primary market is the approximately 5,000 hospitals and other alternate-site imaging companies operating approximately 50,000 office sites throughout the United States.

     Through its wholly owned subsidiary Gulf South Medical Supply, Inc. ("GulfSouth"), the Company has become a leading national distributor of medical supplies and related products to the long-term care industry in the United States. GulfSouth currently operates 14 distribution service centers ("Long-Term Care Business") serving over 10,000 long-term care facilities in all 50 states. The Long-Term Care Business' primary market is comprised of a large number of independent operators, small to mid-sized local and regional chains, and several national chains representing over 10,000 long-term care facilities.

     In addition to its operations in the United States, the Company, through its wholly owned subsidiary WorldMed International, Inc., operates three European service centers, distributing medical products to the physician office and hospital markets in Belgium, France, Germany, Luxembourg, and the Netherlands.

     The Company is incorporated under the laws of the State of Florida. The address and telephone number of its principal executive offices are 4345 Southpoint Boulevard, Jacksonville, Florida, 32216, telephone number (904) 332-3000.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of PSS Common Stock offered by this Prospectus. See "CAUTIONARY NOTICE REGARDING FORWARDING-LOOKING STATEMENTS."


ACQUISITION STRATEGY

     PSS has grown through, and anticipates that it will continue to grow through, the acquisition of medical-products distributors. PSS has historically grown through acquisitions and plans to enter new lines of business and new geographic areas through acquisitions. Acquisitions may expose PSS to particular risks, including, without limitation, diversion of management's attention, the inability to integrate acquired companies' operations into PSS' operations, the inability to integrate acquired companies' information systems into PSS' information systems, assumption of liabilities and amortization of goodwill and other acquired intangible assets, entry into markets in which PSS has little or no direct prior experience, and the potential loss of key employees of the acquired company, some or all of which could have a material adverse effect on the financial condition or results of operations of PSS. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support extension of the Company's operations. The Company's future operating results will also substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its technical, administrative, financial control and reporting systems. If the Company is unable to respond to and manage changing business conditions, then the quality of the Company's services, its ability to retain key personnel and its results of operations could be materially adversely affected.

     Depending on the value and nature of the consideration paid by PSS for acquisitions, such acquisitions may adversely affect PSS' liquidity. In making acquisitions in the future, PSS anticipates that it may compete for acquisitions with other companies, many of which are larger and have greater financial resources than PSS. There can be no assurance that PSS will be successful in consummating acquisitions and integrating them into PSS' operations. PSS has financed acquisitions, and anticipates that it will finance future acquisitions, through cash on hand, the issuance of common stock and borrowings. Such financing may result in potentially dilutive issuances of equity securities and the incurrence of additional debt, either of which could have a material adverse effect on PSS' financial condition and results of operations. Such acquisitions could also be dilutive to the earnings per share of PSS before giving effect to certain expected potential costs savings and synergies. PSS has taken, and in the future may take, charges in connection with acquisitions. There can be no assurance that the costs and expenses incurred will not exceed the estimates upon which such charges are based. The indenture governing PSS' senior subordinated notes (the "Indenture") and PSS' credit facility limits acquisitions and contain financial covenants which may further limit PSS' ability to make acquisitions.

RISKS RELATING TO GULF SOUTH MERGER

  Integration of Operations

  On March 26, 1998, the Company closed its merger with Gulf South pursuant to which Gulf South became a wholly owned subsidiary of the Company (the "Gulf South Merger"). The success of the Gulf South Merger will be determined by various factors, including the performance of the combined company's operations after the Gulf South Merger and management's ability to effectively integrate the operations of PSS and Gulf South. Among other matters, the successful combination of PSS and Gulf South will require integration of the two companies' sales, marketing and distribution resources, purchasing activities, management information systems, and management and other key personnel. The integration of the operations of PSS and Gulf South may be negatively affected if, among other things: (i) customers, particularly large chains upon which Gulf South's business depends to a significant degree (See "/__/Dependence on Customer Relationships"), are not retained or do not react positively to the Gulf South Merger or to some of the changes to integrate the businesses; (ii) unanticipated integration costs are incurred (See "--Adjustment of Earnings of Gulf South");
(iii) costs or difficulties related to the integration of the businesses of PSS and Gulf South are greater than expected; or (iv) key employees, managers and sales personnel are not retained and effectively assimilated. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. In addition, the integration of operations requires the dedication of management and other personnel, which may distract their attention from the day-to-day business of the combined company. There can be no assurance that the anticipated benefits of the proposed Gulf South Merger will be realized or that the Gulf South Merger will not adversely affect the future business, financial condition and results of operations of PSS.

  Possible Dilutive Effects of Gulf South Merger on Earnings. Financial analyses prepared in contemplation of the Gulf South Merger indicated that the Gulf South Merger could be dilutive to the earnings per share of PSS in calendar years 1998 and 1999 before giving effect to certain expected cost savings and synergies. Although PSS and Gulf South entered into the Gulf South Merger with the expectation that the Gulf South Merger will achieve such cost savings and synergies, the actual operating or financial results achieved by the combined company may vary from expected results. Such variations may result from, among other factors, business and operational difficulties involved in integrating sales, marketing and distribution resources and purchasing activities, the timing and amount of synergies actually realized, the costs associated with achieving such synergies and other factors. There can be no assurance that the anticipated benefits of the proposed Gulf South Merger will be realized or that the Gulf South Merger will not adversely affect the business, financial condition and results of the operations of PSS.

  Substantial Expenses Resulting from the Gulf South Merger. PSS has incurred direct transaction costs relating primarily to regulatory filing costs, and the fees of financial advisors, attorneys, accountants, financial printers and proxy solicitors associated with the Gulf South Merger, which were charged to operations upon consummation of the Gulf South Merger. PSS also incurred approximately $21.0 million of charges to operations to reflect anticipated costs associated with integrating the two companies. There can be no assurance that actual costs will not substantially exceed such estimates, that unanticipated expenses associated with the integration of the two companies will not arise, or that PSS will not incur additional material charges in subsequent quarters to reflect additional costs associated with the integration of the two companies.

RISKS OF BUSINESS GROWTH AND MARGIN PRESSURES DUE TO CHANGING MARKET CONDITIONS

  A key element of PSS' growth strategy is to increase sales to existing and new customers, including large chains and independent operators and provider groups, by adding one or more new strategic distribution centers or expanding existing distribution centers and by hiring additional direct sales or other personnel and through national account sales efforts. Such efforts will result in increased operating expenses. There can be no assurance that the establishment of new distribution centers, the expansion of existing distribution centers, the addition of new sales or other personnel or national account sales efforts will result in additional revenues or operating income. The expansion of Gulf South's business with large chains and PSS' business with consolidating provider groups has in the past resulted in competitive pricing pressures and lower operating margins and such pressure on margins may continue in the future. As a result of changes occurring in the long-term care market, physician and alternate site markets, the nature of PSS' customer base as well as the products and services required by its customers are changing. The failure by management to effectively respond to and manage changing business conditions, including changes in customer requirements and changes to PSS' overall product mix, could have an adverse effect on PSS' business and results of operations and on operating margins.

  PSS has grown through, and PSS anticipates that it will continue to grow through, the opening of start-up service centers. PSS anticipates that each start-up service center opened will generally incur operating losses for a period of time which has historically been approximately 18 months. Accordingly, PSS' planned expansion creates numerous risks, including the risk that the expansion may have an adverse effect on working capital and earnings during the expansion period, and that substantial indebtedness may be incurred in connection with, and significant losses could result from, unsuccessful start-ups.

EXPANSION INTO NEW LINES OF BUSINESS

  PSS recently has expanded into new product areas, including distributing imaging equipment, chemicals and supplies and providing technical service to physicians, other alternate-site providers and hospitals, and the long-term care market. The integration and operation of these new business may place significant demands on PSS' management and other resources. There can be no assurance that there will be any operating efficiencies between these businesses or that these businesses can be operated profitably. PSS has pursued, and anticipates that it will continue to aggressively pursue, expansion opportunities in these and other medical equipment and supplies distribution markets; however, there can be no assurance that PSS will be successful in acquiring, integrating or operating additional businesses. In addition, although PSS is restricted by the terms of the Indenture from engaging in any business other than those previously engaged in and certain reasonably related businesses, PSS may in the future, enter into other lines of business, which may have the same or additional risks as its existing businesses. There can be no assurance that if PSS were to enter into any additional lines of business that it would be able to operate such businesses successfully.

DEPENDENCE ON VENDOR RELATIONSHIPS

  PSS distributes over 45,000 medical products manufactured by approximately 5,000 vendors and is dependent on these vendors for the manufacture and supply of products. During the 12-month period ended April 3, 1998, no vendor relationship accounted for more than 10% of the Company's inventory purchases. PSS has entered into a contract with Abbott which may be terminated by Abbott if PSS does not meet certain sales levels (the "Abbott Agreement"). PSS and Abbott have in the past renegotiated such sales levels. In addition, PSS has entered into other separate exclusive distribution agreements, including agreements for certain products manufactured by F. Hoffman-La Roche, Ltd., Siemens AG, Hologic, Inc., C. R. Bard, Inc., Tanita Corporation of America, Inc. and HumaScan Inc. PSS' ability to maintain good relations with these vendors will affect the profitability of its business. Currently, PSS relies on vendors to provide: (i) field sales representatives' technical and selling support; (ii) agreeable purchasing and delivery terms; (iii) sales performance incentives; (iv) financial support of sales and marketing programs; and (v) promotional materials. There can be no assurance that PSS will maintain good relations with its vendors.

DEPENDENCE ON CUSTOMER RELATIONSHIPS

  Gulf South's business depends on a limited number of large customers for a significant portion of its net sales. Consolidation among long-term care providers including several national hospital and drug wholesale distributors and health care manufacturers, and the expansion of Gulf South's business with large chains could increase such dependence, result in the loss of customers as a result of acquisitions and result in competitive pricing pressures and lower operating margins. As is customary in its industry, Gulf South does not have any long-term contracts with its customers and sells on a purchase order basis only. The loss of, or significant declines in the level of purchases by, one or more of these customers would have a material adverse effect on Gulf South's and the Company's business and results of operations. Although Gulf South has not to date experienced any failure to collect accounts receivable from its largest customers, an adverse change in the financial condition of any of these customers, including as a result of a change in governmental or private reimbursement programs, could have a material adverse effect upon Gulf South's or the Company's results of operations or financial condition.

LITIGATION AND LIABILITY EXPOSURE

  The Company and certain of its current officers and directors are named as defendants in a purported securities class action lawsuit entitled Jack Hirsch
v. PSS World Medical, Inc., et al., Civil Action No. 98-502-cv-5-20A. The action, which was filed on May 28, 1998, is pending in the United States District Court for the Middle District of Florida. The plaintiff alleges, for himself and for a purported class of similarly situated stockholders that allegedly purchased the Company's stock between December 27, 1997 and May 8, 1998, that the defendants engaged in violations of certain provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated thereunder. The plaintiff seeks damages, including costs and expenses. The Company believes that the allegations contained in the complaint are without merit and intends to defend vigorously against the claims. However, the lawsuit is in the earliest stages, and there can be no assurance that this litigation will be ultimately resolved on terms that are favorable to the Company.

  Gulf South, a wholly owned subsidiary of the Company, and certain of its current and former officers and directors, among others, are named as defendants in two purported securities class action lawsuits entitled Ernest Klein v. Gulf South Medical Supply, Inc., et al., Civil Action No. 3:97cv526WS, and Ann Krupnick v. Gulf South Medical Supply, Inc., et al., Civil Action No. 3:97cv525BN. Both actions, which were filed on July 21, 1997, are pending in the United States District Court for the Southern District of Mississippi. The plaintiff in the Klein action alleges, for himself and for a purported class of similarly situated stockholders that allegedly purchased stock in Gulf South's June 1996 public offering of three million shares of its common stock (the "June 1996 Offering"), that the defendants engaged in violations of certain provisions of the Securities Act of 1933, as amended, and Mississippi state law. The plaintiff in the Krupnick action alleges for herself and for a purported class of similarly situated stockholders who purchased Gulf South Common Stock between May 2, 1996 and July 22, 1996, that the defendants engaged in certain violations of the Exchange Act, Rule 10b-5 promulgated thereunder and Mississippi state law. Both lawsuits relate to disclosures made in the prospectus issued by Gulf South in connection with its June 1996 Offering. Plaintiffs seek damages, including costs and expenses. The Company believes that the allegations contained in these complaints are also without merit and intends to defend vigorously against the claims. However, these lawsuits are in their earliest stages, and there can be no assurance that this litigation will ultimately be resolved on terms that are favorable to the Company.

  The Company is named as defendant in a purported patent infringement claim filed by Bayer Corp. ("Bayer") in the United States District Court for the Middle District of Florida 98-235 Civ. J-21A. In this lawsuit, Bayer alleges that the urinalysis test strips sold by the company under the Penny Saver(TM) label infringe four Bayer patents. The Company is contesting the claim of infringement. In addition, the Company has obtained a written agreement from the manufacturer of the product, YeongDong Pharmaceuticals of Seoul, Korea indemnifying the Company for the costs of defense of the suit and for the underlying liability. To date, YeongDong has fulfilled its obligation to reimburse the Company for the fees and costs incurred in defending this case. The Company further has indemnity rights against the U.S. distributor of the YeongDong product, BioSys Laboratories ("BioSys"), pursuant to its vendor agreement with BioSys. The company believes that the allegations contained in the complaint are without merit and intends to defend vigorously against the claims. However, this lawsuit is in its earliest stages and there can be no assurance that this litigation will ultimately be resolved on terms that are favorable to the Company. Although PSS is not a manufacturer, the distribution of medical supplies and equipment entails inherent risks of product liability. Despite the fact that PSS has not experienced any significant product liability claim to date and currently maintains liability insurance coverage, such insurance is expensive, difficult to obtain and may be unobtainable in the future on acceptable terms, if at all. PSS operates approximately 620 vans to deliver medical products on a same-day delivery basis. PSS has experienced various claims regarding motor vehicle accidents, all of which have been covered by insurance, subject to applicable retentions and deductibles. PSS believes that it maintains adequate insurance coverage for such claims. Nevertheless, the amount and scope of any coverage may be inadequate in the event that a product liability or motor vehicle accident claim is successfully asserted against PSS.

RISKS OF LEVERAGE

  In connection with the issuance in October 1997 of 8 1/2% Senior Subordinated Notes due 2007, PSS incurred $125.0 million in indebtedness. As a result of this increased leverage, PSS' principal and interest obligations have increased substantially. The level of its indebtedness could adversely affect PSS' ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes and could limit its flexibility in reacting to changes in the industry and economic conditions generally. PSS' increased leverage could also adversely affect its liquidity, as a substantial portion of cash flow from operations must be dedicated to debt service and will not be available for other purposes. PSS believes, based on current circumstances, that its cash flow, together with available borrowings under its credit facility, will be sufficient to permit it to meet its operating expenses and to service its debt requirements as they become due for the foreseeable future. This belief assumes, among other things, that PSS will succeed in implementing its business strategy and that there will be no material adverse developments in its business, liquidity or capital requirements. However, if PSS is unable to generate sufficient cash flow from operations to service its indebtedness, it will be forced to adopt an alternative strategy that may include options such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

DEPENDENCE ON KEY MANAGEMENT

  The success of PSS is dependent upon the efforts and abilities of its senior management. The loss of one or more of such individuals may adversely affect PSS' business. Because of PSS' decentralized operating structure, PSS is also dependent upon its operations and sales managers for each of its service areas. There can be no assurance that PSS will be able to retain such key personnel or attract qualified personnel in the future.

DEPENDENCE ON SALES REPRESENTATIVES AND SERVICE SPECIALISTS

  PSS believes that to be successful it must continue to hire, train and retain highly qualified sales representatives and service specialists. PSS' sales growth has resulted largely from hiring and developing new sales representatives and adding, through acquisitions, established sales representatives whose existing customers generally have become customers of PSS. Due to the relationships developed between PSS' sales representatives and its customers, upon the departure of a sales representative PSS faces the risk of losing the representative's customers, especially if the representative were to act as a representative of PSS' competitors. PSS generally requires its sales representatives and service specialists to execute a non-competition agreement as a condition of their employment, however PSS has not obtained non-competition agreements from certain of the sales representatives and service specialists hired through acquisitions. Although courts have generally upheld the terms of PSS' non-competition agreements in the past, there can be no assurance that such agreements will be upheld in the future. In addition, the radiology and imaging equipment market served by the Imaging Business is reliant on the hiring and retention of skilled service specialists to maintain such equipment. There is a current shortage of these skilled specialists, which may result in intense competition and increasing salaries. Any inability of PSS to hire or retain such skilled specialists could limit its ability to expand its Imaging Business and adversely affect its business, financial condition and results of operations. There can be no assurance that PSS will be able to retain or attract qualified personnel in the future.

COMPETITION

  The Company operates in a highly competitive environment. The Company's principal competitors are the few multimarket medical distributors that are full-line, full-service medical supply companies, most of which are national in
scope.  These national companies have sales representatives   competing directly
with PSS, are substantially larger in size and have substantially greater
financial resources than the Company.   There are also numerous local dealers
and mail order firms that distribute medical supplies and equipment within the same market as the Company. Most local dealers are privately owned and operate within limited product lines. There are several mail order firms that distribute medical supplies on a national or regional basis. The Company also competes with certain manufacturers that sell their products both to distributors and directly to users, including office-based physicians.

  In addition, consolidation within the health care industry has resulted in increased competition by large national distributors and drug wholesalers. In response to competitive pressures, PSS has in the past lowered, and may in the future lower, selling prices in order to maintain or increase market share, which has resulted, and may in the future result, in lower gross margins. PSS could encounter additional competition because many of the products it sells are readily obtainable by others from various sources of supply and such competitors could consolidate into regional or national networks. In addition, a competitor of PSS could obtain exclusive rights to market a certain product to the exclusion of PSS. Although several national hospital and drug wholesale distributors and health care manufacturers presently sell to the long-term care market, to date the long-term care market has not been a primary focus for such distributors and manufacturers. However, such distributors and manufacturers may focus their efforts more directly on the long-term care market. Hospitals that form alliances with long-term care facilities to create integrated health care networks may look to hospital distributors and manufacturers to furnish
products to their long-term care affiliates.    There can be no assurance that
PSS will not face increased competition and significant pricing pressure in the future.

MANAGEMENT OF INTERNATIONAL BUSINESS

  Through its WorldMed International, Inc. subsidiary, PSS has acquired medical supply distributors serving physicians in Belgium, France, Germany, Luxembourg and the Netherlands and plans to increase its presence in European markets. As PSS expands internationally, it will need to hire, train and retain qualified personnel in countries where language, cultural or regulatory impediments may exist. PSS has encountered and expects to encounter significant expense and delay in expanding its international operations because of language and cultural differences, and staffing, communications and related issues. There can be no assurance that PSS' services and business practices will be accepted by vendors, physicians or other involved parties in foreign markets. The cost of medical care in many European countries is funded by the government, which may significantly impact spending budgets in certain markets. International revenues are subject to inherent risks, including political and economic instability, difficulties in staffing and managing foreign operations and in accounts receivable collection, fluctuating currency exchange rates, costs associated with localizing service offerings in foreign countries, unexpected changes in regulatory requirements, difficulties in the repatriation of earnings and burdens of complying with a wide variety of foreign laws and labor practices.

IMAGING BUSINESS TECHNOLOGY

  The development of new technology may change the manner in which diagnostic imaging services are provided. Recently, certain manufacturers have developed digital radiology equipment that does not rely on film and film products, which currently constitute a substantial percentage of the products distributed by the Imaging Business. No assurance can be given that the introduction and proliferation of digital radiology or other technological changes will not result in a material adverse change in the Imaging Business. While PSS anticipates that it will distribute new imaging technology, there can be no assurance that PSS will obtain distribution agreements or develop vendor relationships to distribute such new technology. In addition, there can be no assurance that PSS would be able to distribute any such new technology profitably.

RELIANCE ON THIRD-PARTY SHIPPERS

  Because Gulf South believes that its success to date is dependent in part upon its ability to provide prompt, accurate and complete service to its customers on a price-competitive basis, any material increases in its costs of procuring and delivering products could have an adverse effect on its results of operations. Strikes or other service interruptions affecting United Parcel Service ("UPS") or other common carriers used by Gulf South to ship its products, such as the strike by UPS workers in 1997, could impair Gulf South's ability to deliver products on a timely and cost-effective basis. In addition, because Gulf South typically bears the cost of shipment to its customers, any increase in shipping rates could have an adverse effect on Gulf South's operating results.

RISKS ASSOCIATED WITH INVENTORY MANAGEMENT

  In order to provide prompt and complete service to its customers, Gulf South maintains a significant investment in product inventory at its 23 warehouse locations. Although Gulf South closely monitors its inventory exposure through a variety of inventory control procedures and policies, there can be no assurance that such procedures and policies will continue to be effective or that unforeseen product development or price changes will not adversely affect Gulf South's business or results of operations. In addition, Gulf South may assume the inventory of distributors that it acquires which includes product lines or operating assets not normally carried or used by Gulf South. These product lines or assets may be difficult to sell, resulting in Gulf South writing off any such unsold inventory or unused assets in future periods.

REGULATION OF AND CHANGES IN THE PRACTICE OF MEDICINE

  The health care industry is subject to extensive government regulation, licensure and operating procedures. PSS cannot predict the impact that present or future regulations may have on operations of PSS or Gulf South or on their plans to expand business activities. In addition, as consolidation among physician provider groups, long-term care facilities and other alternate-site providers continues and provider networks are created, purchasing decisions may shift to individuals with whom PSS has not had prior selling relationships. PSS is increasingly focusing on national accounts where the purchasing decision may not be made by its traditional customers. There can be no assurance that PSS will be able to maintain its customer relationships in such circumstances or that such provider consolidation will not result in reduced operating margins. In addition, national health care reform has been the subject of a number of legislative initiatives by Congress. Due to uncertainties regarding the ultimate features of health care reform initiatives and their enactment and implementation, PSS cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on PSS or its customers. The actual announcement of reform proposals and the investment community's reaction to such proposals, announcements by competitors of their strategies to respond to reform initiatives and general industry conditions could produce volatility in the training and market price of PSS Common Stock.

DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

  The cost of a significant portion of medical care in the United States is funded by government and private insurance programs, such as Medicare, Medicaid and corporate health insurance plans. In recent years, government-imposed limits on reimbursement of hospitals and other health care providers have significantly impacted spending budgets in certain markets within the medical-products industry. Private third-party reimbursement plans are also developing increasingly sophisticated methods of controlling health care costs through redesign of benefits and exploration of more cost-effective methods of delivering health care. Accordingly, there can be no assurance that reimbursement for purchase and use of medical products will not be limited or reduced and thereby adversely affect future sales by PSS.

TWO-TIER PRICING

  As a result of the Non-Profit Act of 1944, the medical-products industry is subject to a two-tier pricing structure. Under this structure, certain institutions, originally limited to non-profit hospitals, can obtain more favorable prices for medical products than PSS. The two-tiered pricing structure continues to expand as many large integrated health care providers and others with significant purchasing power demand more favorable pricing terms. Although PSS is seeking to obtain similar terms from its manufacturers, there can be no assurance that such terms can be obtained. Such a pricing structure, should it persist, may place PSS at a competitive disadvantage.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

  Net sales and operating results may fluctuate quarterly as a result of demand for PSS' products and services, the introduction of new products and services by PSS and its competitors, acquisitions or investments, changes in manufacturers' prices or pricing policies, changes in the level of operating expenses, product supply shortages, inventory adjustments, changes in product mix and general competitive and economic conditions. In addition, a substantial portion of PSS' net sales in each quarter result from orders booked in such quarter. Accordingly, PSS believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. It is possible that in certain future periods, PSS' operating results may be below the expectations of analysts and investors, which could materially and adversely affect the trading price of the Common Stock.

RELIANCE ON DATA PROCESSING

  PSS' business is dependent upon its ongoing ability to obtain, process, analyze and manage data, and to maintain and upgrade its data processing capabilities. PSS typically receives rebates from manufacturers for the purchase of certain products for its Imaging Business and needs sophisticated systems to carefully track and apply for such rebates. Interruption or failure of data processing capabilities for any extended length of time, the failure to upgrade data services, the inability of PSS' data processing system to support the expanded scope of PSS' or Gulf South's businesses or to adequately track PSS' Imaging Business rebates, difficulties in converting data and information systems after acquisitions, loss of stored data, programming errors or other computer problems could adversely affect PSS' ability to receive and process customer orders and ship products on a timely basis and otherwise have a material adverse effect on PSS' business, financial condition and results of operations.

YEAR 2000

  The Company is currently replacing a majority of its internal information systems hardware and software with new systems ("New Systems") that are year 2000 compliant. These New Systems will be used in several key areas of the Company's business, including inventory management, purchasing, sales, shipping, accounts payable, accounts receivable, and financial reporting. The Company expects to incur internal payroll costs, consulting fees, and hardware and software costs for preparation and implementation of these New Systems. The total expected cost of implementation is estimated to be approximately $10.0 million. Although the Company believes it will complete all phases of implementation of these New Systems by December 1999, there can be no assurance that full implementation will occur by the year 2000. Failure to complete certain phases of the implementation would have a material adverse affect on the Company's systems and results of operations.

  Implementation of the New System entails contacting suppliers to ensure compatibility with the Company's information systems and to discuss year 2000 compliance issues. There can be no assurance that the systems of other companies which the Company's systems rely upon will be timely converted, or that such failure to convert by another company would not have a material adverse effect on the Company's systems and results of operations.

ENVIRONMENTAL LIABILITIES AND REGULATIONS

  The past and present business operations of PSS and the past and present ownership and leasing of real property by PSS are subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances. Certain of the products distributed and serviced by PSS' Imaging Business contain chemicals and byproducts which require proper disposal under applicable environmental law. PSS cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on its properties. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of applicable regulatory agencies or stricter interpretations of existing laws, and discovery of new conditions, may require additional expenditures by PSS, some of which may be material.

Anti-Takeover Provisions; Possible Issuance of Preferred Stock

  PSS' Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws contain various provisions that may make it more difficult for a third party to acquire, or may discourage acquisition bids for, PSS and could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. In addition, the rights of the holders of PSS Common Stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock of PSS that may be issued in the future and that may be senior to the rights of the holders of PSS Common Stock. Furthermore, PSS has not opted out of certain provisions of the Florida Business Corporation Act, including the provisions relating to control-share acquisitions, which could have the effect of delaying, deferring or preventing a change in control of PSS without further action by its stockholders.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. The company will, however, receive the proceeds from the exercise of the Warrants. The exercise price for each warrant is $14.80 per share (subject to adjustment upon the occurrence of certain events) and is payable in cash. Cash proceeds received by the Company for the exercise of any Warrants will be used for general corporate purposes.


                              SELLING SHAREHOLDER

  The following table sets forth certain information with respect to the Shares held by the Selling Shareholder. The Shares may be offered from time to time by the Selling Shareholder. See "Plan of Distribution."


                                    SHARES BENEFICIALLY OWNED
                                      PRIOR TO OFFERING (1)        SHARES OFFERED
                                    -------------------------       PURSUANT TO
               NAME                  NUMBER          PERCENT      THIS PROSPECTUS
               ----                  ------          -------      ---------------

      Deutsche Morgan Grenfell,      787,500            *            787,500
      Inc.
------------
*    Less than 1% of the outstanding Common Stock of the Company.

                              PLAN OF DISTRIBUTION

  The Company's Common stSck is quoted on the Nasdaq National Market under the symbol "PSSI." The Common Stock offered hereby will be sold by the Selling Shareholder for their own account and the Company will not receive any of the proceeds from the sale by the Selling Shareholder of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time
(i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

  The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholder, or by transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. Any or all of the shares of Common Stock may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers. in affecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers and dealers will receive commission or discounts from the Selling Shareholder in amounts to be negotiated prior to the sale.

  The Selling Shareholder and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Company and/or the Selling Shareholder and any underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

  At the time a particular offer of Common Stock is made, to the extent required a supplement to this prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

  The Selling Shareholder will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                                 LEGAL MATTERS

  A legal opinion to the effect that the Shares offered hereby by the Selling Shareholder are validly issued, fully paid and non-assessable has been rendered by Fred Elefant, P.A., Jacksonville, Florida, general counsel to the Company.

                                    EXPERTS

  The consolidated financial statements of PSS included in the Form 10-K for the year ended April 3, 1998 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Gulf South as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in PSS's Annual Report on Form 10-K for the fiscal year ended April 3, 1998 and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================  ================================================
 No dealer, salesperson or any other person has
  been authorized to give any information or to
  make any representations other than those
  contained in this Prospectus, and, if given
  or made, such information or representation
  must not be relied upon as having been
  authorized by the Company or the Selling
  Shareholder.  This Prospectus does not
  constitute an offer to sell, or a
  solicitation of an offer to buy, to any
  person in any jurisdiction in which such                             787,500 Shares
  offer to sell or solicitation is not
  authorized, or in which the person making
  such offer or solicitation is not qualified
  to do so, or to any person to whom it is
  unlawful to make such offer or solicitation.                      PSS WORLD MEDICAL, INC.


                                                                           Common Stock

             ___________________


              TABLE OF CONTENTS


                                        Page
                                        ----
Available Information................     2
Incorporation of Certain
 Documents by Reference..............     2
Cautionary Notice Regarding
 Forward-Looking Statements..........     3
The Company..........................     4
Recent Developments..................     5
Risk Factors.........................     6
Use of Proceeds......................    14
Selling Shareholder..................    14
Plan of Distribution.................    14
Legal Matters........................    15
Experts..............................    15                    P R O S P E C T U S



                                                                 September 23, 1998

================================================  ================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration fee to Securities and Exchange Commission..  $ 3,862
     Accounting fees and expenses............................   20,000
     Legal fees and expenses.................................    5,000
     Miscellaneous expenses..................................    5,138
                                                               -------

          Total..............................................  $34,000


     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the Selling Shareholder.

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Registrant is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys' fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Registrant who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Registrant provide that the Registrant shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Registrant prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

     The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.  Description
-----------  -----------

4.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 7, 1998).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, Registration No. 33-76580).

4.3 Form of Specimen Certificate of PSS World Medical, Inc. Common Stock (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 7, 1998).

5.1 Opinion of Fred Elefant, P.A. as to the legality of the securities being offered by the Selling Shareholder.

23.1 Consent of Fred Elefant, P.A. (included in the opinion filed as Exhibit 5.1).

23.2         Consent of Arthur Andersen LLP.

23.3         Consent Ernst & Young LLP.

24.1         Power of Attorney (included as part of the signature page hereto).


ITEM 17.     UNDERTAKINGS.

(a)  The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
       --------  -------
     Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)   The undersigned registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 18, 1998.

                              PSS WORLD MEDICAL, INC.


                              By: /s/ PATRICK C. KELLY
                                 -------------------------
                              Name:  Patrick C. Kelly
                              Title:  Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Patrick
C. Kelly and David A. Smith, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of PSS World Medical, Inc. or a registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 18, 1998.

Signature                                                                     Title
---------                                                                     -----
/s/ Patrick C. Kelly                                    Chairman of the Board and Chief Executive Officer
------------------------------------------------------  (principal executive officer)
Patrick C. Kelly

/s/ David A. Smith                                      Executive Vice President, Chief Financial Officer
------------------------------------------------------  and Director (principal financial and accounting
David A. Smith                                          officer)

                                                        Director
------------------------------------------------------
Thomas G. Hixon

                                                        Director
------------------------------------------------------
Hugh M. Brown

/s/ T. O'Neal Douglas                                   Director
------------------------------------------------------
T. O'Neal Douglas

/s/ Melvin L. Hecktman                                  Director
------------------------------------------------------
Melvin L. Hecktman

                                                        Director
------------------------------------------------------
Delores Kesler

                                                        Director
------------------------------------------------------
Charles R. Scott

/s/ James L.L. Tullis                                   Director
------------------------------------------------------
James L.L. Tullis

/s/ Donna C. E. Williamson                              Director
------------------------------------------------------
Donna C. E. Williamson

                                 EXHIBIT INDEX



Exhibit No.     Description
-----------     ----------------------------------------------------------------------------
 4.1            Amended and Restated Articles of Incorporation, as amended, of the
                Registrant (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

 4.2            Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, Registration No.
                33-76580).

 4.3            Form of Specimen Certificate of PSS World Medical, Inc. Common Stock
                (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

 5.1            Opinion of Fred Elefant, P.A. as to the legality of the Shares being offered by the Selling Shareholder.

23.1            Consent of Fred Elefant, P.A. (including in the opinion filed as Exhibit
                5.1).

23.2            Consent of Arthur Andersen LLP.

23.3            Consent of Ernst & Young LLP.

24.1            Power of Attorney (included as part of the signature page hereto).